Exhibit 21.1

SUBSIDIARIES OF MOHEGAN TRIBAL GAMING AUTHORITY

Name of Subsidiary	Jurisdiction of Organization
Backside, L.P.	Pennsylvania
Downs Lodging, LLC	Pennsylvania
Downs Racing, L.P.	Pennsylvania
MGA Gaming MA, LLC	Delaware
MGA Gaming NJ, LLC	New Jersey
MGA Gaming PA, LLC	Delaware
MGA Holding MA, LLC	Delaware
MGA Holding NJ, LLC	New Jersey
MGA Holding PA, LLC	Delaware
MGA Palmer Partners, LLC	Delaware
Mill Creek Land, L.P.	Pennsylvania
Mohegan Basketball Club LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Commercial Ventures PA, LLC	Pennsylvania
Mohegan Gaming Advisors, LLC	Delaware
Mohegan Gaming & Hospitality, LLC	Delaware
Mohegan Gaming New York, LLC	Delaware
Mohegan Golf, LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Resorts, LLC	Delaware
Mohegan Resorts Mass, LLC	Delaware
Mohegan Resorts New York, LLC	Delaware
Mohegan Sun Massachusetts, LLC	Delaware
Mohegan Ventures-Northwest, LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Ventures Wisconsin, LLC	Mohegan Tribe of Indians of Connecticut
MTGA Gaming, LLC	Delaware
Northeast Concessions, L.P.	Pennsylvania
Wisconsin Tribal Gaming, LLC	Delaware